MEDIWARE INFORMATION SYSTEMS, INC.
11711 West 79th Street
Lenexa, KS 66214
(913) 307-1000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JANUARY 28, 2002

TO THE SHAREHOLDERS OF MEDIWARE INFORMATION SYSTEMS, INC.

Notice is hereby given that the Annual Meeting of the Shareholders of Mediware Information Systems, Inc. will be held on January 28, 2002, at 111 East 48th Street, New York, NY 10017 (Barclay Inter-Continental New York Hotel), at 10:00 A.M., New York City time, for the following purposes:

1.	To elect three Class I directors to hold office for a three-year term;
2.	To approve the adoption of the Company's 2001 Stock Option Plan;
3.	To consider and vote upon the approval and ratification of an amendment to the Company's 1997 Stock Option Plan for Non-Employee Directors;
4.

To consider and vote upon the ratification of the appointment of Richard A. Eisner & Company, LLP as independent certified public accountants of the Company for the years ended June 30, 2001 and June 30, 2002; and

5.	To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

The Board of Directors has fixed the close of business on December 14, 2001 as the record date for the meeting. Only holders of the Common Stock of record at that time are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

The enclosed proxy is solicited by the Board of Directors of the Company. Further information regarding the matters to be acted upon at the Annual Meeting are contained in the attached Proxy Statement.

MANAGEMENT HOPES THAT YOU WILL ATTEND THE MEETING IN PERSON. IN ANY EVENT, PLEASE MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD PROMPTLY IN THE RETURN POSTAGE-PAID ENVELOPE TO ASSURE THAT YOU ARE REPRESENTED AT THE MEETING. SHAREHOLDERS WHO ATTEND THE MEETING IN PERSON MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE RETURNED THE PROXY.

By Order of the Board of Directors

Lawrence Auriana
Chairman of the Board of Directors
December 21, 2001

MEDIWARE INFORMATION SYSTEMS, INC.

11711 West 79th Street
Lenexa, KS 66214

PROXY STATEMENT

December 21, 2001

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Mediware Information Systems, Inc. (the "Company") to be voted at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held at 111 East 48th Street, New York, NY 10017 (Barclay Inter-Continental New York Hotel) on January 28, 2002 at 10:00 A.M., New York City time, and any adjournment thereof. This Proxy Statement, the foregoing notice and the enclosed proxy card are first being sent to the Company's shareholders on or about December 21, 2001.

The Company's Annual Report to Shareholders for the fiscal year ended June 30, 2001 is enclosed.

Proxies are being solicited by the Company from the holders of Common Stock with respect to the election of three Class I directors ("Proposal One"), a proposal to adopt the Company's 2001 Stock Option Plan ("Proposal Two"), a proposal to approve and ratify an amendment to the Company's 1997 Stock Option Plan for Non-Employee Directors ("Proposal Three"), and a proposal to ratify the appointment of Richard A. Eisner & Company, LLP, as independent certified public accountants of the Company for the years ended June 30, 2001 and June 30, 2002 ("Proposal Four").

Please complete, sign, date and return the enclosed proxy. The proxy solicited hereby may be revoked at any time by executing and delivering a proxy of a later date, by delivering written notice of revocation to the Secretary of the Company, or by attending the meeting and giving oral notice of the intention to vote in person. Properly executed, delivered and unrevoked proxies in the form enclosed will be voted at the Annual Meeting or any adjournment thereof in accordance with the directions thereon. In the absence of such directions, the proxy will be voted in accordance with the recommendations of management.

The only class of voting securities of the Company is its Common Stock, par value $0.10 per share ("Common Stock"), of which 7,149,208 shares were outstanding on December 14, 2001, each entitled to one vote. Only shareholders of record on the close of business on December 14, 2001 shall be entitled to vote at the Annual Meeting.

The holders of a majority of the issued and outstanding shares of Common Stock entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. The favorable vote of the holders of a plurality of the votes cast at the Annual Meeting by the holders of shares entitled to vote is required for the election of Directors. Therefore, the three nominees who receive the most votes will be elected. The favorable vote of the holders of a majority of the votes cast at the Annual Meeting by the holders of shares entitled to vote is required for the approval of the 2001 Stock Option Plan, the approval and ratification of the amendment to the 1997 Stock Option Plan for Non-Employee Directors, and the ratification of the appointment of the Company's independent certified public accountants.

Abstentions will not constitute a vote cast. Brokers who hold shares in street names for customers generally will not be entitled to vote on certain matters unless they receive instructions from their customers ("broker non-votes"). Any broker non-votes will have the effect of an abstention. Unless contrary instructions are given, all proxies received pursuant to this solicitation will be voted in favor of the election of the nominees named in Proposal One herein and in favor of Proposals Two, Three and Four.

PROPOSAL ONE

ELECTION OF DIRECTORS

As provided in the By-Laws, as amended, the Board has fixed the number of directors at eleven, which number is divided into three classes, with one class standing for election each year for three-year terms. The classes of the Board are kept as equal in size as practicable and each class has a minimum of three directors. There is currently one vacancy on the Board. The favorable vote of the holders of a plurality of the votes cast at the Annual Meeting by the holders of shares entitled to vote is required for the election of Directors.

At the Annual Meeting, three Class I directors are to be elected to hold office for a three-year term until the annual meeting following the 2004 fiscal year and until their successors have been elected and qualified. Unless otherwise directed, the proxies named in the accompanying form of proxy intend to vote FOR all of the nominees named below. If any such nominee should not be available for election, the persons named as proxies may vote in their discretion for another nominee designated by the Board of Directors in such person's place.

The information about the nominees and the present directors of the Company, and their security ownership, has been furnished by them to the Company. There are no family relationships between any of the nominees.

All of the nominees, Mr. Roger Clark, Mr. Hans Utsch and Mr. Philip H. Coelho, are currently directors of the Company. Certain information with respect to the three nominees, Mr. Clark, Mr. Utsch and Mr. Coelho is as follows:

Class I Director Nominees

Roger Clark, age 68 has been a director since 1983. From 1980 to 1987, he held a series of managerial positions in the computer products area with Xerox Corporation. In 1987, he became self-employed as a micro-computer consultant and programmer. In June 1997, he acquired a half-ownership in a recruitment advertising agency named R & J Twiddy Advertising (since re-named Talcott and Clark Recruitment Advertising, Inc.), which is based in New Canaan, Connecticut. Mr. Clark is the author of seven books on micro-computing.

Hans Utsch, age 65, has been a director since 1985. He has been independently engaged in money management and investment banking for over 20 years. Since 1986, he has been President and, together with Mr. Lawrence Auriana, Portfolio Co-Manager of Federated Kaufmann Fund. He received a B.A. degree from Amherst College and an M.B.A. from Columbia University.

Philip H. Coelho, age 57, has been a director since December 2001. Since 1989, he has been Chairman and Chief Executive Officer of ThermoGenesis Corp., and served as Vice President of Research & Development of that company from 1986 though 1989. Mr. Coelho has been in the senior management of high technology consumer electronic or medical device companies for 30 years. He was President of Castleton Inc. from 1982 to 1986, and President of ESS Inc. from 1971 to 1982. Mr. Coelho is a member of the Society of Cryobiology and is the inventor or co-inventor of twenty-two patents in the fields of cell cryobiology, robotics, thermal processing of blood products and isolation of enzymes from blood. Mr. Coelho is also a member of the Board of Directors of Kourion Therapeutics GmbH, a stem cell biology company based in Dusseldorf, Germany. Mr. Coelho received a Bachelor of Science Degree in thermodynamic and mechanical engineering from the University of California, Davis.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE

Class II Directors

(Terms Expire at the Annual Meeting Following the 2002 Fiscal Year)

Joseph Delario, age 69, has been a director since 1992. Mr. Delario was President and Chief Executive Officer of Quadrocom, Inc., a business consulting firm, until December 1992, and since then has been a business consultant and private investor in and active in the management of several computer service companies. Mr. Delario renders management and financial services to the Company. Mr. Delario received a B.A. degree from Fairleigh Dickenson University in 1956.

Walter Kowsh, Jr., age 53, has been a director since 1990. He is a consultant programmer specializing in Client/Server database systems. He was a Senior Programmer Analyst with Brown Bros. Harriman & Co. from 1989 to 1992. From 1986 to 1989, he was a computer consultant with Howard Systems International. He received a B.A. degree from Queens College and an M.B.A. from the New York Institute of Technology, and is a diplomat of New York University in Computer Programming and Systems Design.

George Barry, age 48, rejoined Mediware Information Systems, Inc. in January, 2001 as President and C.E.O. He previously served as the Company's C.F.O. from 1997 through 1998 and acted as an advisor to the Board of Directors thereafter. Mr. Barry has been a senior manager of software technology companies for over 16 years. He was employed as Vice President and C.F.O. of Silvon Software, Inc. from 1999 through 2000; C.F.O. at Microware Systems from 1994 to 1996; Executive Vice President and C.F.O. at Comptech Research from 1992 to 1994 and as Group C.F.O. for Dynatech Corporation from 1986 to 1992. Mr. Barry is a C.P.A. and holds an M.B.A. from the University of Wisconsin, Madison.

Class III Directors

(Terms Expire at the Annual Meeting Following the 2003 Fiscal Year)

Lawrence Auriana, age 58, has been Chairman of the Board of the Company since 1986 and a director since 1983. He has been a Wall Street analyst, money manager and venture capitalist for over 20 years. Since 1986, he has been Chairman, a director and, together with Hans Utsch, also a director of the Company, Portfolio Co-Manager of Federated Kaufmann Fund. He received a B.A. degree from Fordham University, studied at New York University Graduate School of Business, and is a senior member of The New York Society of Securities Analysts.

Jonathan H. Churchill, age 70, has been a director of the Company since 1992. Mr. Churchill has been a practicing attorney in New York City since 1958 and since May 1996 has been Counsel at Pillsbury Winthrop LLP. Mr. Churchill was a partner of Boulanger, Hicks & Churchill, P.C., from January 1990 to May 1996. Pillsbury Winthrop, LLP rendered legal services to the Company during the fiscal year ended June 30, 2001, and the Company has retained and proposes to retain Pillsbury Winthrop, LLP during the current year. Mr. Churchill received a B.A. from Harvard College and an L.L.B. from Harvard Law School.

John Gorman, M.D., age 70, has been a director since March 2000. Dr. Gorman is currently Clinical Professor of Pathology at New York University School of Medicine. Dr. Gorman served as a Director of the Blood Bank of Presbyterian Hospital, NY until 1981 and as Director of the Tisch Hospital Blood Bank at New York University Medical Center until his retirement in 1999. Dr. Gorman is a consultant to Mediware for new product development in the area of blood bank information systems. Dr. Gorman graduated from the University of Melbourne Medical School in 1953 and completed his residency in Anatomic and Clinical Pathology at Columbia Presbyterian Medical Center in 1960.

Clinton G. Weiman, M.D., age 76, has been a director since June 1996. From 1961 to 1993 he was Corporate Medical Director, Senior Vice President of Citicorp/Citibank. Since 1994, Dr. Weiman has been independently engaged as a consultant with the Federal Reserve. In 1998, Dr. Weiman became associated with Executive Health Examiners as a physician. From 1956 to 1970 Dr. Weiman was engaged in private practice in New York, New York. Dr. Weiman received a B.A. degree from Princeton University and a medical degree from Cornell University Medical College. His appointments have included Clinical Associate Attending Physician at New York Hospital and Associate Professor, Clinical Medicine at Cornell University Medical College.

Board Meetings and Committees

The Board of Directors met four (4) times during the fiscal year ended June 30, 2001. All of the Directors, attended at least seventy-five percent of all of the meetings of the Board of Directors and all of the meetings of the committees on which they served.

The Company's Audit Committee is currently comprised of Messrs. Clark and Delario and Dr. Weiman. The Audit Committee met five (5) times during the fiscal year ended June 30, 2001.

The Compensation and Stock Option Committee (the "Compensation Committee") makes recommendations relating to the compensation of senior executives of the Company, including the Chief Executive Officer, and administers the Company's policies and plans governing annual and long-term compensation. The members of the Compensation Committee are Messrs. Delario, Clark and Dr. Weiman, with Dr. Weiman and Mr. Clark reviewing stock-based issues.

In December 2001, the Board of Directors formed a Strategic Transactions Committee comprised of Mr. Delario, who serves as Chairman of the Committee, and Mr. Auriana. The Strategic Transactions Committee considers and recommends to the Board of Directors acquisitions and other key strategic transactions.

The committees for the 1982 Employee Stock Option Plan, the 1992 Equity Incentive Plan, and the 1991 and 1997 Stock Option Plans for Non-Employee Directors, consist of Mr. Clark and Dr. Weiman.

At the present time, the Company does not have a nominating committee.

Compensation Of Directors

It has been the Company's practice, starting in 1987, to conserve cash by compensating non-employee directors for their services primarily through the grant of stock options and shares of Common Stock. In 1991, a Stock Option Plan for Non-Employee Directors (the "1991 Plan") was adopted. The 1991 Plan expired in 1997 and was replaced by the 1997 Stock Option Plan for Non-Employee Directors (the "1997 Plan"). A summary description of the 1997 Plan is set forth below in PROPOSAL THREE - Amendment of the Company's 1997 Stock Option Plan for Non-Employee Directors. Under the 1997 Plan, each director in office on July 1, 2000 received 3,600 options (10,800 in the case of the Chairman) for services as a director, exercisable at $6.31, the fair market value of the Company's Common Stock on July 1, 2000, the date of grant. These options shall expire on July 1, 2008.

Each non-employee director in office on July 1, 2000 also became entitled to receive for his services, during fiscal 2001, shares of Common Stock valued at $10,000 ($30,000 in the case of the Chairman) based on the average of the high and low market prices per share on the first day of each quarter in fiscal year 2001, which was $4.67. Therefore, each such director received 2,144 shares (6,431 shares in the case of the Chairman) for fiscal 2001.

On August 30, 2001, the Board of Directors elected to change the manner in which non-employee directors were compensated. Common Stock shall no longer be issued to directors as part of their compensation for future fiscal years, beginning in fiscal 2002. Each non-employee director in office on July 1, 2001 became entitled to receive for his services during fiscal 2002, 8,500 options (22,500 in the case of the Chairman) at an exercise price of $3.00 per share, which was the fair market value of the Company's stock on August 30, 2001. It was also decided that each non-employee director would receive $500 for each Board meeting attended. Lawrence Auriana, the Chairman of the Board, waived his fee. The members of the Compensation Committee and the Audit Committee receive $1,500 for each meeting attended. The shareholders are being asked to ratify and approve these changes to the 1997 Plan at the Annual Meeting (See PROPOSAL THREE - Amendment of the Company's 1997 Stock Option Plan for Non-Employee Directors).

On December 13, 2001, Mr. Delario was granted options to purchase 90,000 shares of the Company's Common Stock at a price of $4.03 per share as consideration for his service as Chairman of the Strategic Transactions Committee. These options vest in four equal annual installments of 22,500 each and are subject to acceleration in the event of a change of control of the Company.

The foregoing description of compensation to directors only applies to non-employee directors. Currently, Mr. Barry is the only director who is an employee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of the Company's Common Stock as of December 3, 2001, by
(i) each person who is known by the Company to own beneficially more that 5% of the Company's Common Stock,
(ii) each of the individuals named in the "Summary Compensation Table," (iii) each current director of the Company, and (iv) all directors and named executive officers as a group.

	Amount of Common Stock
	Beneficially Owned
	Number		Percentage
Name and Address of Beneficial Owner	of Shares	[1]	Ownership [1]

5% Shareholder
Oracle Partners, L.P.,	1,372,336	[2]	19.0%
Oracle Institutional Partners, L.P.
SAM Oracle Investment , Inc.
Oracle Management Company Employee
Retirement Account
Oracle Offshore Limited
Lawrence Auriana (See below)

Directors and Executive Officers
Lawrence Auriana	2,195,225	[3]	30.4%
George Barry	116,666	[4]	1.6%
Jonathan H. Churchill	49,004	[5]	*
Roger Clark	35,786	[6]	*
Philip H. Coelho	0	[7]	*
Joseph Delario	199,800	[8]	2.8%
John C. Frieberg	27,118	[9]
John Gorman	47,892	[10]	*
Walter Kowsh, Jr.	58,553	[11]	*
Michael Montgomery	0	[12]	*
Hans Utsch	127,736	[13]	1.8%
Clinton G. Weiman	24,618	[14]	*
Les N. Dace	22,644	[15]	*
Kerry D. Robison	0	[16]	*
All directors and executive officers as a
Group (14)	2,905,042	[17]	40.3%
			* Less than one percent

[1]

Based on the number of shares outstanding at December 3, 2001, plus, for each person or group, shares which may be acquired by the shareholders upon exercise of options within 60 days of December 3, 2001.

[2]

Based on information contained in a Form 4 filed by Mr. Larry N. Feinberg on October 10, 2001 with a statement date of September, 2001. Mr. Feinberg disclaims any beneficial ownership of the securities to which the Form 4 relates for purposes of Section 16 of the Securities and Exchange Act of 1934, as amended, except as to such securities representing his pro rata interest in, and interest in the profits of, the listed entities. The address for the Oracle shareholders is 200 Greenwich Avenue, 3rd Floor, Greenwich, CT 06830.

[3]	Includes 58,200 options exercisable within 60 days. The address for Mr. Auriana is 140 East 45th Street, 43rd Floor, New York, NY 10017.

[4]	Includes options for 116,666 shares which are exercisable within 60 days. The address for Mr. Barry is 11711 West 79th Street, Lenexa, KS 66214.

[5]	Includes options for 19,401 shares which are exercisable within 60 days. The address for Mr. Churchill is One Battery Park Plaza, New York, NY 10004.

[6]	Includes options for 19,401 shares which are exercisable within 60 days. The address for Mr. Clark is 330 Elm St. Andrew's Lane, Spokane, WA 99223.

[7]	Includes options for 0 shares which are exercisable within 60 days. The address for Mr. Coelho is 3146 Gold Camp Drive, Rancho Cordova, CA 95670.

[8]	Includes options for 19,401 shares which are exercisable within 60 days. The address for Mr. Delario is 402 Crocus Hill, Norwood, NJ 07648.

[9]

Includes options for 16,067 shares which are exercisable within 60 days. Mr. Frieberg was a director during fiscal 2002 until his death in October 2001. Mr. Frieberg's address was 4402 South Street, Unit #1, New Canaan, CT 06840.

[10]	Includes options for 3,878 shares which are exercisable within 60 days. The address for Dr. Gorman is 145 4th Street, Del Mar, CA 92014.

[11]	Includes options for 19,401 shares which are exercisable within 60 days. The address for Mr. Kowsh is 64-08 136th Street, Flushing, NY 11367.

[12]	The address for Mr. Montgomery is 77 El Dorado Drive, Little Rock, Arkansas, 72212.

[13]	Includes options for 19,401 shares which are exercisable within 60 days. The address for Mr. Utsch is 140 East 45th Street, 43rd Floor, New York, NY 10017.

[14]	Includes options for 16,067 shares which are exercisable within 60 days. The address for Dr. Weiman is 2 Roberta Lane, Greenwich, CT 06830.

[15]	Represents options for 22,644 shares which are exercisable within 60 days. The address for Mr. Dace is 11211 Quivas Loop, Westminster, CO 80234.

[16]	The address for Ms. Robison is 7926 Ryckert, Lenexa, KS 66219.

[17]	Includes options for 314,461 shares which are exercisable within 60 days.

Executive Officers

The executive officers of the Company are as follows:

Lawrence Auriana, 58, Chairman of the Board and Secretary. See above for biographical information for Mr. Auriana.

George Barry, 48, President and Chief Executive Officer. See above for biographical information for Mr. Barry.

Brian Fitzpatrick, 55, Vice President and General Manager of Mediware's Operating Room Division, joined Mediware in July, 2001. Mr. Fitzpatrick has over 14 years of experience at the executive level in healthcare information systems with such companies as HBOC, Autros Healthcare Solutions and Shared Medical Systems. Mr. Fitzpatrick's experience outside of healthcare information systems includes executive level positions in the recreation, promotions, and consumer games marketplace. Mr. Fitzpatrick is a graduate of Villanova University.

Mark Hamel, 48, Vice President and General Manager of the Blood Bank Division, joined Mediware in August 2001. Mr. Hamel has served in a variety of senior management positions focusing on turnarounds and growth opportunities, including companies dealing in medical products, semiconductor equipment, wireless technology, and manufacturing. He holds a M.S. in Mechanical Engineering from the University of Michigan and a M.B.A. from the Harvard Graduate School of Business.

Mike Crabtree, 51, Vice President and General Manager of the Pharmacy Division, joined Mediware in January 2001. Mr. Crabtree previously served as President and Chief Operating Officer of Continental Healthcare Systems where he grew the company's existing Pharmakon Pharmacy customer base and acquired the JAC Ltd. Division. Mr. Crabtree has been President and CEO of both healthcare information systems companies and an information technology service business. Mr. Crabtree holds a B.S. in marketing from North Texas State University.

Jill Suppes, 34, Chief Accounting Officer. Ms. Suppes re-joined Mediware in September of 1997, and has been with Mediware full-time since January 2001, after an absence of fifteen months from the Company. Ms. Suppes previously worked at Propane Continental, Inc., where she was the assistant controller, and at Sanofi Animal Health, Inc. Ms. Suppes is a graduate of the University of Missouri at Columbia and has a B.S. in Accountancy. Ms. Suppes is also a C.P.A.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Mr. Roger Clark, Mr. John Freiberg, Dr. Clinton Weiman and Dr. John Gorman each belatedly filed a Form 5 for the fiscal year ended June 30, 2001. Mr. Clark's Form 5 referred to seven transactions occurring during or prior to fiscal 2001 that were not reported on a Form 4. Mr. Freiberg's Form 5 referred to two transactions occurring after the end of fiscal 2001. Dr. Weiman's Form 5 referred to two transactions occurring before the end of fiscal 2001 that were not reported on a Form 4. Mr. Barry belatedly filed a Form 3 during fiscal 2001. Mr. Barry's Form 3 referred to one transaction occurring before the end of fiscal 2001. Messrs. Kowsh, Churchill, Delario, Utsch, Auriana and Barry have not filed a Form 5 for fiscal 2001. Ms. Suppes, Mr. Hamel, Mr. Crabtree and Mr. Fitzpatrick filed their Form 3's late.

EXECUTIVE COMPENSATION

The following table sets forth all compensation paid by the Company to, or earned by each person who has served as Chief Executive Officer during the fiscal year ended June 30, 2001, and the two other most highly compensated executive officers who were serving as executive officers as of June 30, 2001, for the last three fiscal years.

Summary Compensation Table

		Annual Compensation			Long-Term Compensation
				Other	Securities	LTIP	All Other
	Fiscal	Salary	Bonus	Compensation	Underlying	Payouts	Compensation
	Year	($)	($)	($)	Options(#)	($)	($)
George Barry (1) President and Chief Executive Officer	2001 2000 1999	115,000 -- 69,000	-- (2) -- --	-- -- --	-- -- --	350,000 -- --	102 -- --

Michael Montgomery (3) President and Chief Executive Officer	2001 2000 1999	150,000 80,000 --	-- 50,000 --	109,403 -- --	-- -- --	-- 350,000 --	119 41 --

Les Dace (4) Vice Chairman & Director	2001 2000 1999	85,000 120,000 113,000	35,000 82,500 75,000	56,796 8,653 6,000	-- -- --	-- -- --	119 245 400

Kerry Robison (5) Chief Financial Officer	2001 2000 1999	86,884 120,000 6,923	15,000 15,000 4,997	3,692 6,345 --	-- -- --	-- -- 40,000	136 245 --

(1) George Barry rejoined the Company as President and Chief Executive in January 2001. Mr. Barry served the Company as Chief Financial Officer in fiscal 1999.
(2) In August, 2001 Mr. Barry was awarded a bonus of $130,000 for his services rendered during fiscal 2001.
(3) Mr. Montgomery joined the Company as President and Chief Executive Officer in March, 2000 and resigned in January 2001.
(4) Mr. Dace resigned as Vice Chairman and Director in February 2001.
(5) Ms. Robison resigned as Chief Financial Officer in February 2001.

Options/SAR Grants In Last Fiscal Year

The following table sets forth certain information concerning options to purchase Common Stock of the Company granted to the individuals named in the "Summary Compensation Table" above during fiscal 2001. No stock appreciation rights were granted in fiscal 2001.

		Individual Grants			Grant Date Value

	Number of	% of Total
	Securities	Options
	Underlying	Granted to	Exercise		Grant Date
	Options	Employees in	Base Price	Expiration	Present Value
Name	Granted	Fiscal Year	$	Date	$

George Barry (1)	350,000 (2)	66.1%	2.69	January 29, 2006	504,740 (3)
Michael Montgomery (4)	-	-	-	-	-
Les N. Dace (5)	-	-	-	-	-
Kerry D. Robison (6)	-	-	-	-	-

(1) Mr. Barry joined the Company as President and Chief Executive Officer in January 2001.
(2) These options are exercisable 116,666 on the first anniversary, 116,667 on the second anniversary, and 116,667 on the third anniversary from the grant date of January 29, 2001. These options remain exercisable until January 28, 2006.
(3) The grant date present value was calculated using the Black-Scholes option pricing model with the following weighted average assumptions: expected dividend yield of zero percent; expected stock volatility of 55.86%; risk-free interest rate of 5.16%, and expected years until exercise of 5 years.
(4) Mr. Montgomery resigned as President and Chief Executive Officer in January 2001. Options granted to Mr. Montgomery prior to his resignation did not vest and have terminated.
(5) Mr. Dace resigned as Vice Chairman and Director in February 2001.
(6) Ms. Robison resigned as Chief Financial Officer in February 2001.

AGGREGATED OPTIONS/SAR EXERCISE IN LAST FISCAL YEAR AND VALUE
OF OUTSTANDING OPTION/SAR VALUES AT END OF LAST FISCAL YEAR

The following table sets forth options exercised by the individuals named in the "Summary Compensation Table" above during fiscal 2001 and the number and value of options held by them at June 30, 2001. No stock appreciation rights were granted and there were no outstanding stock appreciation rights at June 30, 2001. The fair market value on such date was $3.00 per share.

	Shares		Number of Securities		Value of Unexercised
	Acquired	Value	Underlying Unexercised		In-the-Money
Name	On Exercise	Realized	Options at End of Fiscal Year		Options End of Fiscal Year

			Exercisable	Unexercisable	Exercisable	Unexercisable

George Barry[1] Michael Montgomery[2]	-- --	-- --	-- --	350,000 --	-- --	1,050,000 --
Les Dace[3]	2,500	5,500	39,544	--	50,700	67,932
Kerry Robison[4]	--	--	--	--	--	--

(1) Mr. Barry joined the Company as President and Chief Executive Officer in January 2001.
(2) Mr. Montgomery joined the Company as President and Chief Executive Officer in March 2000. He resigned in January 2001.
(3) Mr. Dace resigned as Vice Chairman and Director in February 2001.
(4) Ms. Robison resigned as Chief Financial Officer in February 2001.

Employment Agreements

Mr. Barry, the Chief Executive Officer and President of the Company since January 2001, has entered into an agreement with the Company providing for Mr. Barry's employment for a three-year period ending on January 28, 2004, subject to automatic one year renewal terms if neither party cancels the agreement. Mr. Barry's base annual salary will be $260,000, with a bonus entitlement of up to 50% of base salary upon Board approval. Mr. Barry has been granted options to purchase 350,000 shares of Common Stock at a price of $2.69 per share. The options become exercisable in three annual installments of 116,666, 116,667 and 116,667 shares, respectively, starting on January 28, 2002.

Mr. Barry and the Company have the right to terminate Mr. Barry's employment without cause on 90 days written notice. If employment is terminated by the Company without cause, Mr. Barry is entitled to receive an amount equal to 12 months salary at the highest rate in effect during his employment. If the Company is acquired by another company or a change of control should occur, and Mr. Barry's employment is terminated, he will receive an amount equal to 12 months salary at the rate in effect on the date of termination. Mr. Barry also has the right to terminate his employment for "good reason," which means a significant diminution of his duties and responsibilities without his consent, a significant reduction in his compensation or an acquisition or sale of the Company to or by a third party. If Mr. Barry terminates his employment for "good reason" he will be entitled to receive an amount equal to 12 months salary at the highest rate in effect during his employment. If Mr. Barry's employment is terminated for "cause" the Company will continue to pay his base annual salary through the date of his termination, after which the Company shall have no further obligation to Mr. Barry. "Cause" is defined as (i) the willful failure by Mr. Barry to follow directions communicated to him by the Chairman of the Board of Directors; (ii) the willful engaging in conduct by Mr. Barry which is materially injurious to the Company, monetarily or otherwise; (iii) a conviction of, a plea of nolo contendere, a guilty plea or confession by Mr. Barry to an act of fraud, misappropriation or embezzlement or to a felony; (iv) Mr. Barry's habitual drunkenness or use of illegal substances; (v) a material breach of Mr. Barry's employment agreement; or (vi) an act of gross negligence or gross misconduct which the Company deems to be good and sufficient cause.

Mr. Montgomery, the Chief Executive Officer and President of the Company from March, 2000 to January, 2001, entered into an agreement with the Company providing for Mr. Montgomery's employment for a three-year period ending on March 6, 2003, subject to automatic one year renewal terms if neither party cancels the agreement. Mr. Montgomery's base annual salary was $260,000, with a bonus entitlement of up to 50% of base salary for achieving the annual budget plan objectives; up to 100% of base salary for achieving 125% of plan objectives; 25% of base salary for achieving 85% of plan objectives; and no bonus for achievement below 85%. Mr. Montgomery was granted options to purchase 350,000 shares of Common Stock at a price of $6.44 per share. The options would have become exercisable in three annual installments of 116,666, 116,667 and 116,667 shares, respectively, starting on March 6, 2001.

Mr. Montgomery resigned from the Company effective January 15, 2001 and received final compensation of $230,000 which was paid in 20 bi-weekly installments. These payments were adjusted for Federal, state and local taxes. In addition, Mr. Montgomery received health benefits throughout the payment period.

Mr. Dace had an employment agreement with the Company under which he received an annual base salary of $120,000 and a bonus based on the completion of designated projects and the attainment of targeted corporate earnings per share in fiscal 1999. His bonus in fiscal 2000 was based on the number of hospitals that went live on Worx during fiscal 2000, $5,000 for completion or substantial progress on each of four designated projects, and the same measures of achievement for corporate earnings per share as in fiscal 1999.

Mr. Dace resigned from the Company effective February 20, 2001. Mr. Dace received final compensation of $53,334, which was paid in eight bi-weekly installments. Mr. Dace received health benefits throughout the payment period. In addition, the exercise period on 42,044 options granted to Mr. Dace to purchase shares of Common Stock which previously vested was extended for a period of 18 months from the date of his separation from the Company.

1982 Employee Stock Option Plan and 1992 Equity Incentive Plan

In 1982, the Company adopted an employee stock option plan (the "1982 Plan") for officers and other key employees, not including directors. No options may currently be granted under this Plan. Options previously granted and currently outstanding under the 1982 Plan generally vest and become exercisable in monthly installments over a two or three-year period, with each installment remaining exercisable for a five-year period after it vests. No options intended to be incentive stock options under the Internal Revenue Code of 1986, as amended (the "Code") are currently outstanding. Awards granted under the 1992 Equity Incentive Plan (the "Equity Incentive Plan") may include a wide range of Common Stock-based awards. Officers and other employees of the Company are eligible to participate in the Equity Incentive Plan. The maximum number of shares of Common Stock which may be issued under the Equity Incentive Plan at any time was increased, as a result of the approval by the Company's stockholders at the Company's Annual Meeting held on June 14, 2000 of an amendment to the Equity Incentive Plan adopted on March 3, 2000 by the Company's Board of Directors, from 20% to 30% of the outstanding shares of the Company's Common Stock. The number of incentive stock options that may be granted under the Equity Incentive Plan was also increased, as a result of the approval by the Company's stockholders of the same amendment at the Company's June 14, 2000 Annual Meeting, from 500,000 to 700,000 shares. No awards may be granted after the year 2002. The term of each stock option may not exceed ten years from the date of grant. The option price of each stock option is payable in cash, or at the discretion of the Compensation Committee in shares of the Company's Common Stock, or by a combination thereof. Certain options under the Equity Incentive Plan held by former key employees of Informedics, Inc. and issued to replace options to purchase shares of Informedics are incentive stock options. Otherwise no options intended to be incentive stock options under the Internal Revenue Code of 1986 are currently outstanding. All options under the Equity Incentive Plan have provisions which, generally speaking, accelerate vesting in the event of a change of control of the Company. Options granted under the Equity Incentive Plan which accelerate vesting upon a change in control could be an "anti-takeover defense" because, as a result of these provisions, a change in control of the Company could be more difficult or costly. This however, was not the Company's intention in adopting the Equity Incentive Plan.

Report on Executive Compensation

The Compensation Committee makes recommendations relating to the compensation of senior executives of the Company, including the Chief Executive Officer, and administers the Company's policies and plans governing annual and long-term compensation. The members of the Compensation Committee are Messrs. Delario, Clark and Dr. Weiman, with Dr. Weiman and Mr. Clark reviewing stock-based issues.

Compensation Philosophy

The Company has a "pay for performance" philosophy, implemented by attempting to establish base salaries at levels competitive for its industry coupled with cash bonuses for superior performance and stock-based compensation permitting executives to earn above industry averages if the value of the Company's stock increases.

Base Salaries. The Company generally attempts to establish annual base salaries for executives, including the Chief Executive Officer, competitive with base salaries for executives of similarly situated companies within the industry. The Company also attempts to develop programs under which key executives can earn bonus cash compensation, dependent upon performance.

Stock Options and Stock-Based Awards. Stock option grants and stock-based awards are designed to create continued and long-term incentives for executives and employees to attempt to increase equity values consistent with the expectations and interests of public shareholders and to align executives' and shareholders' interests both in the near and longer terms.

Chief Executive Officer Compensation. Mr. George Barry became the Chief Executive Officer and President of the Company in January, 2001. Mr. Barry's compensation is governed by an agreement with the Company which is described more fully in the section entitled "Employment Agreements" above. Some of the salient features of that agreement are that his annual base salary of $260,000 is competitive with that of Chief Executive Officer compensation of other companies in the same industry and that Mr. Barry can earn more money if the Company performs well. He can earn a bonus of up to 50% of base salary, based upon Board approval. In addition, to align Mr. Barry's interests with those of the stockholders, he has been granted options to purchase 350,000 shares of Common Stock at a price of $2.69 per share. The options become exercisable in three annual installments of 116,666 shares, 116,667 shares and 116,667 shares starting on January 28, 2002, but become immediately exercisable upon a change in control of the Company.

Although Mr. Barry served as President and Chief Executive Officer for approximately half of the fiscal year ended June 30, 2001, he was granted a bonus of $130,000 in recognition of his extraordinary efforts and results achieved during his tenure as President and Chief Executive Officer. In granting this bonus, the Board gave substantial consideration to the fact that after Mr. Barry assumed his positions, the Company's results improved significantly. Under Mr. Barry's leadership, the Company had net earnings of $117,000 and $256,000, respectively, in the third quarter and fourth quarter of 2001. This compared favorably to the Company's results for the second quarter of fiscal 2001 (the quarter ended December 31, 2000), in which the Company had a loss of $846,000. Other factors considered in determining Mr. Barry's bonus were the rapid and aggressive implementation of his objectives, including a reorganization of the Company, streamlining of operations and reduction of workforce to reduce costs and maximize efficiency.

Michael Montgomery held the position of Chief Executive Officer until January 2001. Mr. Montgomery's base annual salary in fiscal 2001 was $260,000. Mr. Montgomery had bonus opportunities of up to 50% of base salary for achieving the annual budget plan objectives; up to 100% of base salary for achieving 125% of plan objectives; 25% of base salary for achieving 85% of plan objectives; and no bonus for achievement below 85%.

Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to its chief executive officer and its four other most highly compensated executives. It is unlikely, at this point in the Company's history, that the Company will pay executive compensation that might not be deductible under that Section. In addition, the limit on the number of shares with respect to which options or rights may be granted to any one individual during the ten years following the effective date under the 1992 Plan is intended to retain favorable treatment under section 162(m) for stock options. Under the provisions of the 1992 Plan, stock options should not be subject to the limitations on deductibility under Section 162(m) of the Code.

Compensation Committee

Roger Clark
Joseph Delario
Clinton G. Weiman

Stock Performance

The following chart compares the cumulative total shareholder return on the Company's Common Stock based on the closing bid price of the Company's Common Stock for the last five years ("Mediware"), with the cumulative total returns for the Russell 2000 index ("Russell 2000") and the NASDAQ Computer and Data Processing Services Stocks Index ("Nasdaq Computer Index") over the same period. The comparison assumes $100 invested in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends, if any. The stock price performance shown on the chart is not necessarily indicative of future performance.

Date	Mediware	Russell 2000	Nasdaq Computer Index
6/30/96	$100	$100	$100
6/30/97	$140	$116	$138
6/30/98	$200	$136	$197
6/30/99	$202	$138	$322
6/30/00	$173	$157	$544
6/30/01	$80	$158	$251

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company has an outstanding note payable to the Chairman of its Board of Directors, Mr. Auriana. The outstanding balance on the note totals $1,303,000 including principal and interest. The note accrues interest at 9%.

In October 2000, Fratelli Auriana, an entity controlled by Mr. Auriana, the Chairman of the Board of the Company, committed to loan the Company up to $2,000,000, to be drawn in multiples of $250,000, as needed by the Company, subject to the terms described as follows. Mr. Auriana has agreed to provide funds to Fratelli Auriana should any be necessary to ensure Fratelli Auriana meets this obligation to the Company. Interest at the rate of prime plus 1/4% will be charged on any outstanding balance and must be paid quarterly. In December 2001, the Agreement was amended to provide that any principal and interest outstanding must be paid by September 30, 2003. Any money borrowed may be prepaid without penalty on three days notice. Any principal and interest outstanding will become immediately due and payable upon a "change of control" of the Company, which is defined in final agreements between Fratelli Auriana and the Company. The loan is secured by all of the assets of the Company. The Company is required to pay Fratelli Auriana an origination fee equal to the reasonably incurred expenses of Fratelli Auriana, including legal fees, up to a maximum of 3/8% of $2,000,000. There will be no facility fee. In connection with the loan from Fratelli Auriana, Mr. Auriana agreed to defer payment of principal and accrued interest on the existing demand loan extended by Mr. Auriana to the Company of approximately $1,303,000, referenced above, until the same time as the loan from Fratelli Auriana to the Company becomes due. This earlier loan by Mr. Auriana to the Company maintains a secured position.

Mr. Churchill is Counsel at Pillsbury Winthrop LLP, which rendered legal services to the Company during fiscal 2001. The Company has retained and proposes to retain Pillsbury Winthrop during the current year.

The Company pays $8,000 per month to Glace, Inc., a New York corporation ("Glace"), of which Dr. Gorman owns a 20% interest, the remaining 80% being owned by family members of Dr. Gorman, and to which Dr. Gorman is a consultant, to provide consulting services to the Company relating to new product development in the area of blood bank information systems pursuant to a contract dated August 6, 1998 (the "Glace Consulting Agreement"). The Glace Consulting Agreement also provides for Glace to be reimbursed for all expenses up to a maximum of $5,000 upon submission of invoices and for Glace to be reimbursed for expenses exceeding $5,000, if they have been approved in advance by the Company in writing. Mediware has paid Glace a milestone payment due under the Glace Consulting Agreement of $50,000 and a $250,000 milestone payment will be due upon FDA approval of the product being developed under the Glace Consulting Agreement. Also, under an agreement dated June 30, 1999, for a one time payment of $200,000 from an entity controlled by Dr. Gorman, members of his family and Mr. Auriana, the Company sold the exclusive right to use, improve, enhance, license, sublicense and otherwise exploit the concepts developed by Dr. Gorman inherent in the generic tracker engine software being developed by the Company for use in all fields of information management, other than the healthcare field, in perpetuity.

Financial Advisory Services

In 1991, the Company agreed with Bowling Green Securities, Inc., an investment banking firm owned by Mr. Utsch, a director, and in which Messrs. Auriana, also a director, and Utsch are principals, that such firm would render investment banking advice to the Company and that, if any merger, acquisition, divestiture or analogous transaction is successfully consummated as a result of its efforts, the Company would pay a total fee related to the value of the company acquired or divested on the basis of 5% of the first $2 million, 4% of the second $2 million, 3% of the third $2 million, 2% of the fourth $2 million and 1% of any additional amounts.

Mr. Delario, a director of the Company, held an option to purchase 75,000 shares of the Company's Common Stock granted as payment for managerial and financial advisory services to be rendered in connection with mergers and acquisitions. These options expired in November 2001.

PROPOSAL TWO

TO APPROVE AND ADOPT THE COMPANY'S 2001 STOCK OPTION PLAN

Effective December 13, 2001, the Board of Directors of the Company adopted the 2001 Stock Option Plan (the "Plan") for employees, directors and other persons that provide service to the Company. The purpose of the Plan is to attract, retain and reward employees, directors and persons providing services to the Company and to motivate such persons to contribute to the growth and profits of the Company in the future by giving such persons a greater personal interest in the success of the enterprise. The Plan is intended as a replacement for the Company's 1982 Equity Incentive Plan, which is expiring in January 2002. Shareholder approval of the Plan requires the affirmative vote of the holders of a majority of shares of common stock represented at the 2001 Annual Meeting of Shareholders in person or by proxy. The Board of Directors recommends that the Company's shareholders vote to approve of the Plan.

The following discussion of the principal features of the Plan is qualified in its entirety by reference to the full text of the Plan, which is set forth in Appendix A attached hereto.

Administration of the Plan

The Plan shall be administered by the Board of Directors or by a duly appointed committee of the Board, having powers specified by the Board. If appointed, the committee shall consist of at least two of the members of the Board who are not employed by the Company. The administrator of the Plan has the authority to determine the individuals to whom options shall be granted and to determine exercise prices, vesting requirements, the term of and the number of shares covered by each option, and whether the option is to be treated as an incentive stock option or as a non-qualified option.

Shares Subject to the Plan

Options granted under the Plan shall be for shares of the Company's Common Stock, par value $.10 per share. The maximum number of shares of Common Stock that may be issued and sold under the Plan shall be nine hundred thousand (900,000) shares. Such shares may be either authorized and unissued shares or treasury shares, and such shares will not be offered to the Company's stockholders prior to their issuance under the Plan. If options granted under the Plan shall terminate or expire without being wholly exercised, or if any shares issuable upon the exercise of options granted under the Plan are surrendered to the Company or repurchased, new options may be granted under the Plan covering the number of shares to which such termination, expiration, surrender or repurchase relates.

Persons Eligible to Participate in the Plan

Options may be granted to employees (including officers) and directors of the Company or to individuals who are rendering services as consultants, advisors, or other independent contractors to the Company. Subject to the foregoing, the administrator of the Plan has the authority to determine the persons who are to be granted options under the Plan.

Terms of Options

The exercise price for each option shall be determined by the Plan administrator, provided that (i) the exercise price of an incentive stock option may not be less than 100% of the fair market value of the stock on the date of the grant of the option, (ii) unless otherwise determined by the Plan administrator, the exercise price of a non-qualified option may not be less than 85% of the fair market value of the stock on the date of the grant of the option, and (iii) an employee of the Company that, at the time an option is proposed to be granted to him, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, may only be granted a non-qualified option, unless the exercise price for the option is at least 110% of the fair market value of the Company's stock on the date the option is granted as determined by the Board.

Unless otherwise determined by the Plan administrator, options granted under the Plan vest in three equal annual installments commencing on the first anniversary of the date of grant. Unless the Board expressly provides otherwise in its grant of an option, each employee of the Company that is granted an option must remain in the continuous employ of or otherwise provide services to the Company for at least one year from the date his option is granted before he can exercise any part of options granted to him under the Plan. Incentive stock options granted under the Plan may not be exercised later than ten years after the date the Option is granted. Non-qualified stock options granted under the Plan may not be exercised later than ten years and one day after the date the option is granted, unless otherwise specified by the Plan administrator. Incentive stock options granted to any employee that owns more than ten percent of the Company's stock may not be exercised later than five years after the date the option is granted.

All options granted under the Plan vest and become immediately exercisable upon the occurrence of any of the following events: (i) the public announcement that a person or entity, other than an affiliate of the Company, has become the beneficial owner of 20% or more of the voting power of all securities of the Company then outstanding in one transaction or series of transactions; (ii) the commencement of a tender offer or tender exchange by any person other than an affiliate of the Company, if upon the consummation thereof such person would be the beneficial owner of 20% or more of the voting power of all securities of the Company then outstanding; (iii) the individuals who constituted the Board of Directors of the Company on the date the Plan was adopted cease for any reason to constitute a majority thereof, provided that any person becoming a director subsequent to such date whose election or nomination was approved by at least three quarters of such incumbent Board of Directors shall be considered as though such person were an incumbent director; (iv) a merger or consolidation with any entity other than an affiliate of the Company, where the shareholders of the Company before such merger or consolidation do not retain directly or indirectly, at least a majority of the beneficial interest in the voting stock of the surviving entity after such merger or consolidation; (v) the sale, exchange or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to an affiliate of the Company); or (vi) a liquidation or dissolution of the Company.

If an employee of the Company that is granted an option shall cease to be employed by the Company for any reason (other than death or disability), the employee may generally exercise his option, provided that (i) in the case of incentive stock options, the employee must exercise the option prior to the expiration of three (3) months from the date of termination, but not later than 10 years from the date the option was granted; (ii) in the case of non-qualified options, the employee must exercise the option prior to the termination date established by the Plan administrator and (iii) the employee may exercise the option only to the extent that he was entitled to exercise the option on the date his employment terminated.

If an employee's employment with the Company ends because of death or disability, any option granted to him, to the extent exercisable by him on the date on which he ceased to be an employee, may be exercised by the employee (or the employee's legal representative or heirs) at any time prior to the expiration of one year from the date on which the employee's employment terminated, but in no event later than the expiration date of the option.

Options are exercisable during an optionee's lifetime only by the optionee and may not be assigned or transferred in any manner except by will or by the laws of descent and distribution.

Adjustments upon Changes in Capitalization or Merger

Appropriate adjustments, as determined by the Board, shall be made in the number and class of shares of Common Stock subject to the Plan and to any outstanding options and the exercise price of any outstanding options in the event of a reclassification, recapitalization, stock split, reverse stock split, stock dividend, combination of shares, merger, consolidation, rights offering or any other change in the corporate structure or shares of the Company.

Amendment of the Plan

The Plan administrator may from time to time make such changes in and additions to the Plan as it may deem proper and in the best interests of the Company, without action on the part of the shareholders of the Company, provided, however, that shareholder approval is required for any change or addition that (a) deprives any optionee of any Common Stock which he may have acquired upon the exercise of an option, (b) increases the total number of shares which may be purchased under the Plan or changes the minimum exercise price (other than adjustments made pursuant to a recapitalization), (c) extends the period during which any option may be granted or exercised, or (d) changes the provisions of the Plan relating to eligibility. In addition to the foregoing, the approval of the Company's shareholders shall be sought for any amendment to the Plan for which the Board deems shareholder approval necessary in order to comply with Rule 16b-3 promulgated under the Exchange Act, or any successor rule or regulation. In any event, no amendment may be implemented that adversely affects any option previously granted under the Plan without the consent of the optionee affected thereby, unless such amendment is necessary to enable an option designated as an incentive stock option to qualify as an incentive stock option.

Federal Income Tax Consequences

The following summary generally describes the principal Federal (not state and local) income tax consequences of options granted under the Plan. It is general in nature and is not intended to cover all tax consequences that may apply to a particular participant in the Plan or to the Company. The provisions of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations promulgated thereunder relating to these matters are complicated, subject to change, and their impact in any one case may depend upon the particular circumstances. This discussion is based on the Code as currently in effect.

Incentive Stock Options. The Plan provides that options granted or to be granted under the Plan may be either incentive stock options as defined in Section 422 of the Code or nonqualified stock options.

Under the provisions of Section 422 of the Code, neither the holder of an incentive stock option nor the issuer of such option will recognize income, gain, deduction or loss upon the grant or exercise of an incentive stock option, except through alternative minimum tax liability as discussed below. An optionee will be taxed only when the stock acquired upon exercise of his incentive stock option is sold or otherwise disposed of in a taxable transaction. If at the time of such sale or disposition the optionee has held the shares for the required holding period (two years from the date the option was granted and one year from the date of the transfer of the shares to the optionee), the optionee will recognize long-term capital gain or loss, as the case may be, based upon the difference between his or her exercise price and the net proceeds of the sale. However, if the optionee disposes of the shares before the end of such holding period, the optionee generally will recognize ordinary income on such disposition in an amount equal to the lesser of: (i) the gain on the sale or other disposition; or (ii) the amount by which the fair market value of the shares on the date of exercise exceeded the option exercise price. Any additional gain resulting from the dispositions will be treated as capital gain to the optionee. If, however, the amount realized in the disposition of the shares is less than the fair market value of the shares on the date of exercise and if such disposition is a sale or exchange in which a loss (if sustained) would be recognized, the ordinary income recognized upon disposition will not exceed the excess (if any) of the amount realized in the disposition over the option price. If a disqualifying disposition is made by an employee who is subject to Section 16(b) of the Securities Exchange Act of 1934, special rules may apply to the computation of gain or loss resulting from such disposition.

The Company will not be entitled to any deduction on the grant or exercise of an incentive stock option. However, the Company generally will be entitled to a Federal income tax deduction equal to the amount included by an employee for tax purposes as ordinary income in connection with a disqualifying disposition of incentive stock option shares, provided that such amount qualifies as an ordinary and necessary business expense of the Company. Any deduction will be available to the Company for its taxable year corresponding to the year in which the employee includes ordinary income from the disqualifying disposition. The employee will be deemed to have included an amount as part of income for tax purposes if the Company has timely complied with any applicable tax reporting requirements with respect to that income.

The foregoing discussion and the reference to capital gain or loss treatment therein assume that the option shares are a capital asset in the hands of the optionee. A sale or other disposition which results in the recognition of ordinary income to the optionee will also result in a corresponding income tax deduction for the Company.

Incentive stock options offer two principal tax benefits: (1) the possibility of converting ordinary income into capital gain to the extent of the excess of fair market value over option price at the time of exercise, and (2) the deferral of recognition of gain until disposition of the stock acquired upon the exercise of the option.

The Taxpayer Relief Act of 1997 (the "1997 Tax Act") made significant changes to individual capital gains tax rates. The 1997 Tax Act generally reduces the maximum tax rate for gains realized by individual taxpayers from the sale of capital assets held for more than eighteen months from 28% to 20% (18% if the property has been held for more than five years and is acquired and sold after the year 2000). For capital assets held for more than one year but not more than eighteen months, the maximum tax rate remains at 28%, as it was under prior law. In addition, taxpayers otherwise subject to the 15% rate bracket will be entitled to a 10% maximum tax rate on long-term capital gains (18% if the property has been held for more than five years and is sold after the year 2000). The new maximum tax rates for long-term capital gains will apply for purposes of both the regular income tax and the alternative minimum tax. However, the excess of the fair market value of shares acquired through the exercise of an incentive stock option over the exercise price is taken into account in computing an individual taxpayer's alternative minimum taxable income. Thus, the exercise of an incentive stock option could result in the imposition of an alternative minimum tax liability.

In general, an option granted under the Plan, which is designated as an incentive stock option will be taxed as described above. However, in some circumstances an option which is designated as an incentive stock option will be treated as a nonqualified stock option and the holder taxed accordingly. For example, a change in the terms of an option which gives the employee additional benefits may be treated as the grant of a new option. Unless all the criteria for treatment as an incentive stock option are met on the date the "new option" is considered granted (such as the requirement that the exercise price of the option be not less than the fair market value of the stock as of the date of the grant), the option will be treated and taxed as a nonqualified stock option.

For incentive stock options granted under the Plan, the aggregate fair market value (determined at the time the option was granted) of the shares with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. Any excess over such amount shall be deemed to be related to and part of a nonqualified stock option.

Nonqualified Stock Options. All options granted or to be granted under the Plan which are expressly granted as nonqualified stock options or which do not qualify as incentive stock options are nonqualified stock options not entitled to special tax treatment under Section 422 of the Code.

A participant in the Plan will recognize taxable income upon the grant of a nonqualified stock option only if such option has a readily ascertainable fair market value as of the date of the grant. In such a case, the recipient will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option as of such date over the exercise price, if any, to be paid for such option. No income would then be recognized on the exercise of the option, and when the shares obtained through the exercise of the option are disposed of in a taxable transaction, the resulting gain or loss would be capital gain or loss (assuming the shares are a capital asset in the hands of the optionee). However, under the applicable Treasury Regulations, the nonqualified stock options issued under the Plan will not have a readily ascertainable fair market value unless at the time such options are granted similar options of the Company are actively traded on an established market. The Company presently has no such actively traded options.

Upon the exercise of a non-statutory option not having a readily ascertainable fair market value, the optionee recognizes ordinary income in an amount equal to the excess of the fair value of the shares on the date of exercise over the option exercise price for those shares. The Company is not entitled to an income tax deduction with respect to the grant of a nonqualified stock option or the sale of stock acquired pursuant thereto. The Company generally is permitted a deduction equal to the amount of ordinary income the optionee is required to recognize as a result of the exercise of a nonqualified stock option.

General. The Plan is not qualified under Section 401(a) of the Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974.

Shareholder Approval Required

Approval of the 2001 Stock Option Plan by the shareholders is required in order for incentive stock options to qualify as "performance-based" compensation under Section 162(m) of the Code, and for incentive stock options to meet the requirements of Section 422 of the Code. Approval is also a listing requirement of the NASDAQ National Market.

New Plan Benefits Table

The Company has not included a benefits table because the number of incentive stock options that will be awarded to employees in the future pursuant to the Plan cannot be determined at this time. In addition, because no incentive stock option will have an exercise price of less than the fair market value of the Common Stock at the date of the options are granted, these incentive stock options have no value at the present time.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NUMBER TWO.

PROPOSAL THREE

AMENDMENT OF THE COMPANY'S 1997 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

Background

As mentioned above, it has been the Company's practice starting in the late 1980's to conserve cash by compensating directors for their services through the grant of stock options. In 1997, the Board of Directors adopted the 1997 Stock Option Plan for Non-Employee Directors, which was approved by the shareholders at the 1998 annual meeting of shareholders. The 1997 Plan is designed to maintain the Company's ability to attract and retain the services of experienced and highly qualified outside directors and to increase their proprietary interest in the Company's continued success.

The 1997 Plan, which terminates on June 30, 2004, automatically provided grants of 3,600 options annually to each non-employee director of the Company (10,800 options in the case of the Chairman), except as noted below. Each grant becomes vested and exercisable on the first day of the seventh month of each fiscal year and the first day of the next fiscal year provided that the director is then in office or has retired or is out of office by reason of ill health or death. New directors were granted options covering 1,800 shares for each six-month period remaining in the fiscal year, effective as of the first day of the month following their election to the Board. All options are exercisable at 100% of fair market value of the Company's Common Stock on the date of grant.

In addition to the grant of options under the 1997 Plan, the Company has also compensated non-employee directors through the issuance of shares of Common Stock. For example, each director in office on July 1, 2000 received for his services, during fiscal 2001, shares of Common Stock valued at $10,000 ($30,000 in the case of the Chairman) based on the average of the high and low market prices per share on the first day of each quarter in fiscal year 2001, which was $4.67. Therefore, each such director received 2,144 shares (6,431 shares in the case of the Chairman) for fiscal 2001.

Amendment

On August 30, 2001, the Board of Directors elected to change the manner in which Directors were compensated. Common Stock shall no longer be issued to non-employee Directors as part of their compensation for future fiscal years, beginning in fiscal 2002. To compensate for the elimination of Common Stock grants, the Board adopted the following changes to the 1997 Plan, which the shareholders are being asked to approve at the annual meeting: (i) an increase in the number of options annually granted automatically to each non-employee director from 3,600 to 8,500, (ii) an increase in the number of options annually granted automatically to the Chairman from 10,800 to 22,500, and (iii) an increase in the number of shares automatically granted to new directors from 1,800 to 4,250 for each full six month period remaining in the fiscal year in which he or she joins the Board.

Terms of 1997 Plan

All options granted under the 1997 Plan expire eight years after their date of grant. In the event of the death or the total and permanent disability of the holder of any unexercised option while serving on the Board, all outstanding options of such holder become immediately exercisable by the holder's legal representative and shall continue to be exercisable until their stated expiration date. Each option and all rights thereunder are non-assignable and non-transferable other than by will or the laws of descent and distribution.

An aggregate of 500,000 shares of Common Stock (subject to adjustment as provided in the 1997 Plan) are subject to the 1997 Plan. Shares subject to options which terminate unexercised will be available for future option grants. The options granted under the 1997 Plan are non-qualified options not intended to qualify under Section 422 of the Code.

Administration

The 1997 Plan is administered by a committee of one or more non-participating directors or by the Board of Directors, which is be authorized to interpret the 1997 Plan but will have no discretion with respect to the selection of directors to receive options, the number of shares subject to the 1997 Plan or to each grant thereunder, or the purchase price for shares subject to options. The committee has no authority to materially increase the benefits under the 1997 Plan. The Board may revise, amend, suspend or terminate the 1997 Plan. However, any revision or amendment that changes the selection or eligibility of directors to receive options, the number of shares subject to the 1997 Plan or to any option, the purchase price for shares subject to options, or that materially increases benefits under the 1997 Plan will require the approval of the Company's shareholders. Adjustments shall be made in the number and kind of shares subject to the 1997 Plan and subject to subsequent and outstanding options, and in the purchase price of outstanding options, in each such case to reflect changes in the Company's Common Stock.

All options shall become exercisable and vested on the seventh business day before the scheduled date of a Change in Control. An optionee may at his option require the Company to purchase his Option at its equivalent cash value, based on fair market value, as determined by the Committee as of the effective date of the Change in Control.

A "Change in Control" is defined to mean the occurrence of any of the following events: (i) a third person, including a "group" as determined in accordance with Section 13(d)(3) of the Securities Exchange Act of 1934 ("Securities Exchange Act"), is or becomes the beneficial owner (as so determined) of Common Stock having 30% or more of the total number of votes that may be cast for the election of members of the Board; (ii) all or substantially all of the assets and business of the Company are sold, transferred or assigned to, or otherwise acquired by, any other entity or entities; or (iii) as a result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions (a "Transaction"), the persons who are members of the Board before the Transaction shall cease to constitute a majority of the Board of the Company or any successor to the Company; or (iv) unless the Board otherwise directs by resolution adopted prior thereto, if a third person, including a group, is or becomes the beneficial owner, directly or indirectly, of 20% or more of the voting stock of the Company, or a proxy contest occurs, and during a period of 24 months following such event the individuals who at the occurrence of such event constituted the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's shareholders, of each new director was approved by a vote of at least three-quarters of the directors then still in office who were directors at the occurrence of such event.

These provisions in the 1997 Plan accelerating vesting upon a Change in Control, could be an "antitakeover defense" because, as a result of these provisions, a Change in Control of the Company could be more difficult or costly. This however, was not the Company's intention in adopting the 1997 Plan, since the purpose of the 1997 Plan is to compensate directors for their services without the expenditure of cash and to increase their ownership interest in the Company.

Effective Date, Amendment, Termination and Expiration

The 1997 Plan became effective in June 1997 and was approved by the shareholders at the 1998 annual meeting of shareholders. No amendment or modification will become effective unless approved by affirmative vote of the shareholders of the Company if such approval is necessary or desirable for the continued validity of the 1997 Plan or its compliance with Rule 16b-3 or any successor rule under the Securities Exchange Act of 1934, any requirement arising through the listing of the Common Stock on a securities exchange or inclusion in a quotation system, or any other rule or regulation.

Federal Tax Consequences

The following is a brief summary of the principal federal income tax consequences under current federal income tax laws relating to awards under the 1997 Plan.

No taxable income will be realized by an option holder and no deduction will be available to the Company upon the grant of an option. At the time of exercise of an option, an option holder will realize taxable income at ordinary income tax rates, and the Company will be entitled to a deduction in the amount by which the then fair market value of the shares purchased exceeds the option price of the shares. Upon the subsequent disposition of shares received upon exercise of an option, an option holder will also realize income or loss in an amount equal to the difference between the sales price of the shares and the fair market value of the shares used for computing ordinary income or loss realized in connection with the exercise of the option. The income or loss will be a long- or short-term capital gain or loss depending upon the length of time the shares have been held from the date as of which ordinary income or loss was recognized in connection with the exercise of the option.

If an option holder tenders shares of the Company's Common Stock in partial or full payment of the option price for shares to be acquired through the exercise of an option, the option holder generally will not recognize any taxable gain or loss on the tendered shares. In the case of a tender of shares in partial or full payment of the option price, the option holder's tax basis in the shares received upon exercise of the option is not uniform. The number of shares acquired that equals the number of shares tendered will take the tax basis of the tendered shares. The additional shares acquired in excess of the number of shares tendered will have a tax basis equal to the ordinary income realized on the exercise of an option.

Cash payments by the Company to an option holder upon surrender of the right to exercise any stock option are taxable to the option holder at ordinary income tax rates and deductible by the Company at the time of payment.

Eligibility

At this time all of the directors except Mr. Barry, the President and Chief Executive Officer of the Company, are eligible to receive options under the 1997 Plan.

Material Effects of Amendment

If the amendment to the 1997 Plan is approved by the shareholders, Section 6(a) of the 1997 Plan shall be deleted and replaced with the following: Options to purchase 8,500 shares of Stock (as adjusted pursuant to Section 7) shall be granted automatically to each Eligible Director (and options to purchase 22,500 shares of such Stock shall be granted automatically to the Chairman of the Board) on the first day of each fiscal year starting with fiscal 2002 through fiscal 2004. New directors will be granted options covering 4,250 shares for each full six-month period remaining in the fiscal year effective as of the first day of the month following their election or appointment to the Board.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NUMBER THREE.

PROPOSAL FOUR

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Subject to ratification by the stockholders, the Board of Directors has selected Richard A. Eisner & Company, LLP ("Eisner") as independent auditors for the Company for the years ending June 30, 2001 and June 30, 2002 and has further directed that management present the selection of independent auditors for ratification by the stockholders at the Annual Meeting.

VOTE REQUIRED

The favorable vote of the holders of a majority of the shares of Common Stock, represented in person or by Proxy at the meeting, will be required for such ratification. A representative of Eisner will attend the meeting with the opportunity to make a statement if he or she desires to do so. That representative will be available to respond to appropriate questions.

FEES PAID TO THE INDEPENDENT AUDITORS

Audit Fees

The aggregate fees billed by Eisner for professional services rendered for the audit of the Company's annual financial statements for the year ended June 30, 2001, and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $229,027. Eisner has not yet submitted a bill to the Company for its services rendered in Fiscal 2002.

Financial Information Systems Design and Implementation Fees

There were no fees or services paid by the company to Eisner relating to financial information systems design and implementation during the year ended June 30, 2001.

All Other Fees

The aggregate fees billed by Eisner for services rendered to the Company, other than the services described above, for the year ended June 30, 2001, were $7,933.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NUMBER FOUR.

Audit Committee Report

The Audit Committee of the Board of Directors (the "Committee") is entirely made up of independent directors as required under Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. It operates pursuant to a charter adopted by the Board of Directors. The Committee reviews the Company's financial reporting process on behalf the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. The independent auditors are responsible for expressing an opinion on the conformity of the Company's audited financial statements with accounting principles generally accepted in the U.S. In this context, the Committee has reviewed and discussed with management and the independent auditors the audited financial statements. The Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statements on Auditing Standards Nos. 89 and 90. In addition, the Committee has received from the independent auditors the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. The Committee has further considered whether the independent auditors' provision of non-audit services to the Company is compatible with the auditors' independence.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on SEC Form 10-K for the year ended June 30, 2001, filed with the Securities and Exchange Commission.

Audit Committee

Roger Clark
Joseph Delario
Clinton Weiman

SHAREHOLDER PROPOSALS TO BE PRESENTED
AT NEXT ANNUAL MEETING

Proposals of shareholders intended to be presented at the next annual meeting of shareholders of the Company must be received by the Company at its offices at 11711 West 79th Street, Lenexa, KS 66214, no later than August 23, 2002, and must satisfy the conditions established by the Securities and Exchange Commission for shareholder proposals to be included in the proxy statement relating to such meeting. A shareholder may also present a proposal directly to the Company's shareholders at the next Annual Meeting. However, if the Company does not receive notice of the shareholder proposal prior to the close of business on November 6, 2002, SEC rules permit management to vote proxies in their discretion on the proposed matter.

MISCELLANEOUS

Officers and regular employees of the Company, without extra compensation, may solicit the return of proxies by mail, telephone, telegram and personal interview. Also, the Board of Directors may arrange for a proxy soliciting firm to solicit proxies at a cost estimated not to exceed five thousand dollars plus reasonable expenses. Certain holders of record such as brokers, custodians and nominees are being requested to distribute proxy materials to beneficial owners and to obtain such beneficial owners' instructions concerning the voting of proxies.

The cost of solicitation of proxies (including the cost of reimbursing banks, brokerage houses, and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy soliciting material to beneficial owners) will be paid by the Company.

TRANSACTION OF OTHER BUSINESS

The Board of Directors of the Company knows of no business that will be presented for consideration at the Annual Meeting other than as described in this Proxy Statement. If any other matters are properly brought before the meeting or any adjournment or postponement thereof, it is the intention of the persons named in the accompanying form of Proxy to vote the Proxy on such matters in accordance with their best judgment.

By order of the Board of Directors

Lawrence Auriana
Chairman of the Board

Dated: December 21, 2001

APPENDIX A

MEDIWARE INFORMATION SYSTEMS, INC.

2001 STOCK OPTION PLAN

1. Purpose of the Plan. The purpose of the Plan is to attract, retain and reward employees and directors of, and persons providing services to, Mediware Information Systems, Inc., a New York corporation, and any successor corporation thereto (the "Corporation") and any present or future parent and/or subsidiary corporations thereof (all of which, along with the Corporation, being collectively referred to as the "Participating Company Group" and individually as a "Participating Company"), and to motivate such persons to contribute to the growth and profits of the Participating Company Group in the future by giving such persons a greater personal interest in the success of the enterprise. For the purposes of this Plan, a parent corporation and a subsidiary corporation shall have the definitions set forth in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended (the "Code").

2. Administration.

(a) Administration by Board and/or Committee. The Plan shall be administered by the Board of Directors of the Corporation (the "Board") or by a duly appointed committee of the Board (the "Committee"), having such powers as shall be specified by the Board. If appointed, the Committee shall consist of not less than two of the then members of the Board who are not employed by any Participating Company. Any subsequent references herein to the Board shall also mean the Committee, if such Committee has been appointed and, unless the powers of the Committee have been specifically limited, the Committee shall have all of the powers of the Board granted herein, including, without limitation, the power to terminate or amend the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law. The Committee, if appointed, shall select one of its members as its Chairman and shall hold its meetings at such times and places as it shall deem advisable. A majority of its members shall constitute a quorum and all determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by a majority of the members of the Committee shall be fully as effective as if made by a majority vote at a meeting duly called and held. The Committee may appoint a Secretary, shall keep minutes of its meetings and shall have full power to make and amend such rules and regulations for the conduct of its business and for the administration of the Plan as it shall deem appropriate.

(b) Interpretation of the Plan. All determinations of the Board shall be final and binding upon all persons having an interest in the Plan or granted options under the Plan ("Options"). All questions of interpretation of the Plan or of any Options shall be determined by the Board, and such determinations shall be final and binding upon all persons having an interest in the Plan or any Option.

(c) Authority to Vary Terms. The Board shall have the authority from time to time to vary the terms of an individual Option either in connection with the grant of the Option or the amendment of the Option or in connection with the authorization of a new standard form or forms of notice of grant or stock option agreement; provided that the terms and conditions of such revised or amended standard form or forms shall be in accordance with the terms of this Plan.

3. Shares Subject to Plan.

(a) Type of Security. Options granted under the Plan shall be for shares of the Corporation's common stock, par value $.01 per share (the "Common Stock").

(b) Number of Shares. Subject to adjustment pursuant to Section 9, below, the maximum number of shares of Common Stock that may be issued and sold under the Plan shall be Nine Hundred Thousand (900,000) shares. Such shares may be either authorized and unissued shares or treasury shares, and such shares will not be offered to the Corporation's stockholders prior to their issuance under the Plan.

(c) Termination of Options. If Options granted under the Plan shall terminate or expire without being wholly exercised, or if any shares issuable upon the exercise of Options are surrendered to the Corporation or subject to repurchase by the Corporation and are so repurchased, new Options may be granted under the Plan covering the number of shares to which such termination, expiration, surrender or repurchase relates. Notwithstanding the foregoing any such shares shall be made subject to a new Option only if the grant of such new Option and the issuance of such shares pursuant to such new Option would not cause the Plan or any Option granted under the Plan to contravene Rule 16b-3 promulgated under the Exchange Act, as amended from time to time, or any successor rule or regulation.

(d) Listing and Qualification of Shares. The Corporation shall not, upon the exercise of any Option, be required to issue or deliver any shares of Common Stock prior to (a) the admission of such shares to listing on any stock exchange on which the Common Stock is then listed, if any, and (b) the completion of such registration or other qualification of such shares under any federal, state or foreign rule or regulation as the Corporation shall determine to be necessary or advisable.

4. Eligibility. Options may be granted to employees (including officers) and directors of a Participating Company or to individuals who are rendering services as consultants, advisors, or other independent contractors to a Participating Company. Subject to the foregoing, the Board shall have full and final authority to determine the persons who are to be granted Options under the Plan ("Optionees"). Eligible persons may be granted more than one Option.

5. Type of Options. An Option granted under this Plan shall, as determined by the Board, be either an incentive stock option which conforms to the provisions of Section 422 of the Code (an "Incentive Stock Option") or a non-qualified option which either is not an incentive stock option (and does not conform to the provisions of Section 422 of the Code) or does so conform to the provisions of Section 422 of the Code but the Committee determines is being issued as a non-qualified option regardless (a "Non-qualified Option"). The rules and limitations in this Plan related to Incentive Stock Options are designed to comply with amendments or modifications to Section 422 or any successor provisions. Not to limit the generality of the foregoing,

(a) a director of a Participating Company may only be granted a Non-qualified Option unless the director is also an employee of a Participating Company;

(b) an individual who is rendering services as a consultant, advisor or other independent contractor may only be granted a Non-qualified Option;

(c) to the extent that the aggregate fair market value (determined at the time the Option is granted) of the stock with respect to which Incentive Stock Options are exercisable by an Optionee for the first time during any calendar year (under all stock options plans of the Participating Company Group, including this Plan) exceeds $100,000, such options shall be treated as Non-qualified Options (The foregoing limitation shall be applied by taking into account the order in which Incentive Stock Options were granted); and

(d) except as provided in Section 8, below, no option that is intended to be an Incentive Stock Option may be exercised unless the Optionee is then in the employ of a Participating Company and shall have been continuously employed by a Participating Company since the grant of his Option.

6. Terms and Conditions of Options. Subject to the provisions of this Plan, the Board shall determine for each Option (which need not be identical) the number of shares of Common Stock for which the Option shall be granted, the exercise price of the Option, the timing and terms of exercisability and vesting of the Option, the time of expiration of the Option, the effect of the termination of the Optionee's employment or service, whether the Option is to be treated as an Incentive Stock Option or as a Non-qualified Option, the method for satisfaction of any tax withholding obligation arising in connection with the Option, including by the withholding or delivery of shares of Stock, and all other terms and conditions of the Option not inconsistent with the Plan. Options granted pursuant to the Plan shall be evidenced by written notices specifying the number of shares of Stock covered thereby, in such form as the Board shall from time to time establish, which notices may incorporate all or any of the terms of the Plan by reference, and shall comply with and be subject to the following terms and conditions:

(a) Exercise Price. The exercise price for each Option shall be established in the sole discretion of the Board; provided, however that,

(i) the exercise price of an Incentive Stock Option will not be less than 100% of the fair market value of the stock on the date of the grant of the Option, as determined by the Board in accordance with the applicable Code provisions and regulations;

(ii) unless otherwise determined by the Board, the exercise price of a Non-qualified Option shall not be less than 85% of the fair market value of the stock on the date of the grant of the Option, as determined by the Board in accordance with the applicable Code provisions and regulations;

(iii) an employee of the Participating Company Group that, at the time an Option is proposed to be granted to such employee, owns stock possessing more than 10% of the total combined voting power of all classes of stock of any Participating Company within the meaning of Section 422(b)(6) of the Code (a "Ten Percent Owner Optionee"), may only be granted a Non-qualified Option, unless the exercise price for the Option is at least 110% of the fair market value of the stock subject to the Option on the date the Option is granted as determined by the Board; and

(iv) in no event may the exercise price be less than the par value of the Stock.

Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Non-qualified Option) may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying under the provisions of Section 424(a) of the Code.

(b) Exercise Period of Options.

(i) Each Option will vest and be exercisable in any manner that the Board, in its discretion, may establish, provided that if no vesting period or other restriction on vesting is specified in the resolution passed granting any Option, such Option shall, subject to the provisions of this Section 6(b) and Section 8, below, vest and be exercisable as follows: 33-1/3% after one year from grant, 66-2/3% after two years from grant, and 100% after three years from grant. The right to purchase the Stock included in each installment is cumulative, i.e., once such right has become exercisable it may be exercised in whole at any time or in part from time to time until the expiration of the Option.

(ii) Unless the Board expressly provides otherwise in its grant of an option, each employee of a Participating Company that is granted an Option, must remain in the continuous employ of or otherwise provide services to a Participating Company for at least one year from the date his option is granted before he can exercise any part thereof.

(iii) No Incentive Stock Option may be exercised after the expiration of a period of ten years after the date the Option is granted.

(iv) No Non-qualified Stock Option may be exercised after the expiration of a period of ten years and one day after the date the Option is granted, unless otherwise specified by the Board.

(v) By its terms, no Incentive Stock Option granted to a Ten Percent Owner Optionee may be exercised after the expiration of five years after the date such Option is granted.

(vi) Notwithstanding anything to the contrary set forth in this Plan, all Options shall vest and be exercisable in full immediately upon the occurrence of a Change in Control of the Corporation. For purposes of this Plan, a "Change in Control" shall be deemed to have occurred if any of the following events occur: (i) the public announcement that a person or entity, other than a Company Affiliate, has become the beneficial owner of 20% or more of the voting power of all securities of the Corporation then outstanding in one transaction or series of transactions; (ii) the commencement of a tender offer or tender exchange by any person other than a Company Affiliate, if upon the consummation thereof such person would be the beneficial owner of 20% or more of the voting power of all securities of the Corporation then outstanding; (iii) the individuals who constituted the Board of Directors of the Corporation on the date this Plan was adopted cease for any reason to constitute a majority thereof, provided that any person becoming a director subsequent to such date whose election or nomination was approved by at least three quarters of such incumbent Board of Directors shall be considered as though such person were an incumbent director; (iv) a merger or consolidation with any entity other than a Company Affiliate, where the stockholders of the Corporation before such merger or consolidation do not retain directly or indirectly, at least a majority of the beneficial interest in the voting stock of the surviving entity after such merger or consolidation; (v) the sale, exchange or transfer of all or substantially all of the assets of the Corporation (other than a sale, exchange or transfer to a Company Affiliate); or (vi) a liquidation or dissolution of the Corporation. For the purposes of this Plan, "Company Affiliate" means any person or entity that is a Participating Company or that controls, is controlled by, or which is under common control with a Participating Company immediately prior to the consummation of a transaction referenced in this Section 6(b)(vi).

(c) Method of Exercise. The exercise of an Option must be by written notice to the Corporation which must state the election to exercise the Option, the number of shares for which the Option is being exercised and such other representations and agreements as to the Optionee's investment intent with respect to such shares as may be required pursuant to the provisions of the Plan. The written notice must be signed by the Optionee and must be delivered in person, by certified or registered mail, return receipt requested, or by confirmed facsimile transmission, to the Chief Financial Officer or other authorized representative of the Corporation, prior to the termination of the Option, accompanied by full payment of the exercise price for the number of shares being purchased.

(d) Payment of Exercise Price.

(i) The shares to be purchased upon each exercise of any Option shall be paid for in full at the time of such exercise, such payment to be made (i) in cash, by check, or cash equivalent, (ii) by tender to the Corporation of shares of the Corporation's capital stock owned by the Optionee and having a fair market value on the date of exercise (as determined by the Board of Directors, but without regard to any restrictions on transferability applicable to such stock by reason of federal or state securities laws or agreement with an underwriter for the Corporation) equal to the aggregate exercise price of the shares of Common Stock to be purchased upon such exercise, (iii) by the assignment of the proceeds of a sale of some or all of the Common Stock being acquired upon the exercise of the Option ("Immediate Sale Proceeds"), or (iv) by any combination of the methods of payment provided in clauses (i) - (iii). When payment is made in whole or in part with shares of the Corporation's capital stock owned by the Optionee, such shares as are surrendered by the Optionee shall be exchanged share for share for an equal number of shares being issued upon the exercise of the Option, but the aggregate fair market value of such surrendered shares shall be credited against the aggregate purchase price of all of the shares with respect to which the Option is then being exercised.

(ii) Notwithstanding the foregoing, an Option may not be exercised by tender to the Corporation of shares of the Corporation's capital stock to the extent such tender of stock would constitute a violation of the provisions of any law, regulation and/or agreement restricting the redemption by the Corporation of its own securities or, in the opinion of the Corporation's counsel, might impair the ability of purchasers of Stock from taking full advantage of the provisions of Section 1202 of the Code relating to capital gains treatment of stock issued by the Corporation. Unless otherwise provided by the Board, an Option may not be exercised by tender to the Corporation of its capital stock unless such stock either has been owned by the Optionee for more than six (6) months or was not acquired, directly or indirectly, from the Corporation.

(iii) The Corporation reserves, at any and all times, the right, in the Corporation's sole and absolute discretion, to establish, decline to approve and/or terminate any program and/or procedures for the exercise of Options by means of an assignment of Immediate Sale Proceeds.

(e) Tax Matters.

(i) The Corporation's obligation to deliver shares of Common Stock or make any payment upon the exercise of any Option shall be subject to applicable foreign, federal, state and local tax withholding and reporting requirements. At the time the Option is exercised, in whole or in part, or at any time thereafter as requested by the Corporation, the Optionee, by accepting the grant of the Option, shall be considered to have authorized payroll withholding and otherwise agreed to make adequate provision for foreign, federal, state and local tax withholding obligations of the Corporation, if any, which arise in connection with the Option, including, without limitation, obligations arising upon (i) the exercise, in whole or in part, of the Option, (ii) the transfer, in whole or in part, of any Common Stock acquired on exercise of the Option, or (iii) the operation of any law or regulation providing for the imputation of interest, or (iv) the lapsing of any restriction with respect to any Stock acquired on exercise of the Option. The Optionee is cautioned that the Option is not exercisable unless the Corporation's withholding obligations are satisfied. Accordingly, the Optionee may not be able to exercise the Option when desired even though the Option is vested and the Corporation shall have no obligation to issue a certificate for such shares.

(ii) Subsequent to exercise of an option, in the event the Optionee makes a "disqualifying disposition" (i.e., a disposition of shares received upon exercise of the Option held less than two years from the date on which the Option was granted, or less than one year from the date the shares were transferred to the Optionee), the Optionee shall so notify the Corporation, and shall, unless payroll withholding is made by the Corporation as contemplated in Section 6(e)(i), above, pay the Corporation the amount equal to the withholding tax obligation of the Corporation with respect to said "disqualifying disposition".

(f) Certificate Registration. Except in the event the exercise price is paid by Immediate Sales Proceeds, the certificate or certificates for the shares as to which the Option is exercised shall be registered in the name of the Optionee, or, if applicable, the heirs of the Optionee.

(g) Restrictions on Grant of the Option and Issuance of Common Stock. The grant of the Option and the issuance of shares upon exercise of the Option shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. The Option may not be exercised if the issuance of shares upon such exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations. In addition, the Option may not be exercised unless (i) a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), shall at the time of exercise of the Option be in effect with respect to the shares issuable upon exercise of the Option, or (ii) in the opinion of legal counsel to the Corporation, the shares issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. THE OPTIONEE IS CAUTIONED THAT THE OPTION MAY NOT BE EXERCISABLE UNLESS THE FOREGOING CONDITIONS ARE SATISFIED. ACCORDINGLY, THE OPTIONEE MAY NOT BE ABLE TO EXERCISE THE OPTION WHEN DESIRED EVEN THOUGH THE OPTION IS VESTED. Questions concerning this restriction should be directed to the Corporation's legal counsel. As a condition to the exercise of the Option, the Corporation may require the Optionee to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation, and to make any representation or warranty with respect thereto as may be requested by the Corporation.

(h) Fractional Shares. The Corporation shall not be required to issue fractional shares upon the exercise of the Option.

(i) Designation of Brokers. The Corporation reserves the right to designate one or more stockbrokers through which all sales of shares issued upon the exercise of Options must be transacted. All Optionees will be notified in writing of any such designation. If such designation is made, the Corporation will not be required to process any sale of shares issued upon the exercise of Options other than through such designated stockbrokers.

7. Non-Transferability of Option; Non-Alienation of Benefits. Options shall be exercisable during an Optionee's lifetime only by the Optionee and may not be assigned or transferred in any manner except by will or by the laws of descent and distribution. Except with the prior written consent of the Corporation, subject to the foregoing, or as otherwise provided herein, no right or benefit under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same without such consent, if applicable, shall be void. Except with such consent, no right or benefit under this Plan shall in any manner be subject to the debts, contracts, liabilities or torts of the person entitled to such benefit. Except to the extent previously approved by the Corporation in writing, or as otherwise provided herein, if the Optionee should become bankrupt or attempt to anticipate, alienate, sell, assign, pledge, encumber or charge any right or benefit hereunder, then such right or benefit shall cease and terminate, and in such event, the Corporation may hold or apply the same or any part thereof for the benefit of the Optionee, the Optionee's spouse, children or other dependents, or any of them, in such manner and in such proportion as the Corporation may in its sole determination deem proper.

8. Termination of Employment.

(a) In General. Except as set forth in Sections 8(b) and 8(c), below, if an employee of a Participating Company who is granted an Option shall cease to be employed by a Participating Company for any reason, all Options granted to him that remain unexercised as of the date of the termination of his employment shall terminate. For the purposes of this Plan, an employee's employment will be deemed to have been terminated if he ceases providing services in any capacity to a Participating Company, or if the company which employs him ceases to be a Participating Company. An employee's employment shall not be deemed to terminate if the employee takes any military leave, sick leave, or other bona fide leave of absence approved by the Company of ninety (90) days or less. In the event of a leave in excess of ninety (90) days, the Optionee's employment shall be deemed to terminate on the ninety-first (91st) day of the leave unless the Optionee's right to reemployment with the Participating Company Group remains guaranteed by statute or contract.

(b) Termination Other than by Death or Disability. If an employee of a Participating Company that is granted an Option shall cease to be employed by a Participating Company for any reason (other than death or disability, as provided in Section 8(c), below), the Option granted to such employee, to the extent unexercised and exercisable by the employee on the date on which the employee ceased to be employed by a Participating Company, may be exercised by the employee within (i) three months after the date on which the employee's employment terminated, or (ii) in the case of Non-qualified Options, such longer time as the Board may determine, in its discretion, but in no event may an Option be exercised later than the expiration of ten years from the date the Option was granted. Notwithstanding the foregoing, if an employee is terminated for Cause by the Corporation or any subsidiary, such employee's Option shall terminate as of the date the employee receives notice of the termination of his employment. "Cause" shall be defined in accordance with the definition of "Cause" in the Optionee's employment agreement with the Corporation or if Optionee does not have an employment agreement, "Cause" shall mean (i) engaging in willful, deliberate or gross misconduct towards the Corporation; (ii) violating the terms of any confidentiality agreement or obligation between the Optionee and the Company; (iii) violating a material Company policy; or (iv) conviction for commission of a felony.

(c) Termination by Death or Disability of an Employee. Except as otherwise provided herein, if an employee's employment with a Participating Company is terminated because of death or disability within the meaning of Section 422(c) of the Code, any Option granted to him, to the extent unexercised and exercisable by the employee on the date on which he ceased to be an employee, may be exercised by the employee (or the employee's legal representative or heirs) at any time prior to the expiration of one year from the date on which the employee's employment terminated, but in no event after the expiration of ten years from the date the Option was granted. An employee's employment shall be deemed to have terminated on account of death if the employee dies within three months after the actual termination of his employment.

(d) Extension if Exercise Prevented by Law. Notwithstanding the foregoing provisions of this Section 8, if the exercise of the Option within the applicable time periods set forth above is prevented by the provisions of Section 6 (g), above, the Option shall remain exercisable until three (3) months after the date the Optionee is notified by the Company that the Option is exercisable, but in any event no later than the expiration of ten years from the date the Option was granted.

(e) Extension if Optionee Subject to Section 16(b). Notwithstanding the foregoing provisions of this Section 8, if the exercise of the Option within the applicable time periods set forth above would subject the Optionee to suit under Section 16(b) of the Exchange Act, the Option shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which the Optionee would no longer be subject to such suit, (ii) the one hundred and ninetieth (190th) day after the Optionee's termination of employment, or (iii) date that is ten years from the date the Option was granted.

9. Adjustment in Shares Subject to Plan. Appropriate adjustments, as determined by the Board, shall be made in the number and class of shares of Common Stock subject to the Plan and to any outstanding Options and in the exercise price of any outstanding Options in the event of a reclassification, recapitalization, stock split, reverse stock split, stock dividend, combination of shares, merger, consolidation, rights offering or any other change in the corporate structure or shares of the Corporation.

10. Effect of Change of Control. In the event of a Change of Control, the surviving, continuing, successor, or purchasing entity or parent thereof, as the case may be (the "Acquiror"), shall assume the Corporation's rights and obligations with respect to all then outstanding Options granted under this Plan. The Acquiror may substitute options to acquire its own stock having equal value (calculated as of the date of the Change of Control) for such outstanding Options.

11. Time for Granting Options. The plan shall have no termination date; provided, however, that all Incentive Stock Options shall be granted, if at all, prior to the tenth anniversary of the effective date of the Plan.

12. Amendment of the Plan. The Board, including any duly appointed Committee administering this Plan, may from time to time make such changes in and additions to the Plan as it may deem proper and in the best interests of the Corporation, without action on the part of the stockholders of the Corporation, provided, however, that without the approval of the stockholders, no such change or addition may be implemented that (a) deprives any Optionee of any Common Stock which he may have acquired upon the exercise of an Option, (b) increases the total number of shares which may be purchased under the Plan or changes the minimum exercise price (other than adjustments made pursuant to Section 9, above), (c) extends the period during which any Option may be granted or exercised, or (d) changes the provisions of the Plan relating to eligibility. In addition to the foregoing, the approval of the Corporation's stockholders shall be sought for any amendment to the Plan for which the Board deems stockholder approval necessary in order to comply with Rule 16b-3 promulgated under the Exchange Act, or any successor rule or regulation. In any event, no amendment may be implemented that adversely affects any Option previously granted under the Plan without the consent of the Optionee affected thereby, unless such amendment is necessary to enable an Option designated as an Incentive Stock Option to qualify as an Incentive Stock Option.

13. Substitution or Assumption of Options. Notwithstanding any other provision of this Plan to the contrary, by action of the Board, the Corporation or any of its subsidiaries may as an incident to or by reason of any corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, substitute new Options on stock of the Corporation for options granted by another employer to its employees on stock of such employer or may assume options granted by another employer to its employees, at such purchase prices and under such conditions as may be permitted by Section 424(a) of the Code, and the Board is hereby expressly authorized to take such action as may be required to effectuate any such issuance or assumption. Shares of the Corporation subject to any option so issued or assumed shall be charged against the total number of shares available for issuance under the Plan.

14. Rights as a Stockholder or Employee. An Optionee shall have no rights as a stockholder with respect to any Common Stock covered by an Option until the date of the issuance of a certificate or certificates for the Common Stock for which the Option has been exercised. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date such certificate or certificates are issued, except as provided in Section 9, above. Nothing in the Option shall confer upon the Optionee any right to continue in the employ of a Participating Company or interfere in any way with any right of the Participating Company Group to terminate the Optionee's employment at any time.

15. Legends. The Corporation may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing shares of Common Stock subject to the provisions of the Plan. Optionees shall, at the request of the Corporation, promptly present to the Corporation any and all certificates representing shares acquired pursuant to the Option in the possession of the Optionee in order to carry out the provisions of this Section 15.

16. Provision of Information. Each Optionee shall be given access to information concerning the Corporation equivalent to that information made available to the holders of the Common Stock generally.

17. Effective Date of the Plan. The Plan shall become effective if and when the Corporation's Board of Directors declares the Plan operative and fixes an effective date therefor, provided that no Option may be exercised unless and until the Plan has been approved by the holders of a majority of the shares of Common Stock of the Corporation outstanding and entitled to vote at a stockholders' meeting.

______________________________

Adopted and declared effective by the Board of Directors of the Corporation on December 13, 2001. Approved by the holders of a majority of the shares of Common Stock of the Corporation entitled to vote on January 28, 2002.

PROXY PROXY

MEDIWARE INFORMATION SYSTEMS, INC.
11711 West 79th Street, Lenexa, KS 66214
(913) 307-1000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JANUARY 28, 2002

TO THE SHAREHOLDERS OF MEDIWARE INFORMATION SYSTEMS, INC.

Notice is hereby given that the Annual Meeting of the Shareholders of Mediware Information Systems, Inc. will be held on January 28, 2002, at 111 East 48th Street, New York, NY, 10017 (Barclay Inter-Continental New York Hotel), at 10:00 A.M., New York City time, for the following purposes:

The undersigned appoints each of George Barry and Jill Suppes (with full power to act without the other and each with full power to appoint his substitute) as the undersigned's Proxies to vote all shares of Common Stock of the undersigned in Mediware Information Systems, Inc., a New York corporation (the "Company"), which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of the Company.

The enclosed proxy is solicited by the Board of Directors of the Company. Further information regarding the matters to be acted upon at the Annual Meeting are contained in the attached Proxy Statement.

(Continued and to be signed on reverse side.)
___________________________________________________________________________________________

Annual Meeting of Shareholders
MEDIWARE INFORMATION SYSTEMS, INC.

January 28, 2002

Please mark your vote as shown in example using dark ink only.

1. To elect three Class I directors to hold office for a three-year term:

Nominees:

Roger Clark
Hans Utsch
Philip H. Coelho

FOR all nominees (except as indicated to the contrary below) ______

WITHHOLD AUTHORITY to vote for all nominees listed at right ______

(To withhold authority to vote for any individual nominee and vote for the other nominee, write that nominee's name in the space provided below.)

_____________________________________

2. To approve the adoption of the Company's 2001 Stock Option Plan;

3. To approve the amendment of the Company's 1997 Stock Option Plan for Non-Employee Directors;

4. To consider and vote upon the ratification of the appointment of Richard A. Eisner & Company, LLP as independent certified public accountants of the Company for the years ended June 30, 2001 and June 30, 2002; and

5. To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

The Board of directors has fixed the close of business on December 14, 2001 as the record date for the meeting. Only holders of the Common Stock of record at that time are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

MANAGEMENT HOPES THAT YOU WILL ATTEND THE MEETING IN PERSON. IN ANY EVENT, PLEASE MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD PROMPTLY IN THE RETURN POSTAGE-PAID ENVELOPE TO ASSURE THAT YOU ARE REPRESENTED AT THE MEETING. SHAREHOLDERS WHO ATTEND THE MEETING IN PERSON MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE RETURNED THE PROXY.

Signature(s) _________________________ _________________________ Dated ____________________

NOTE:   Please sign exactly as name(s) appear(s) above. If joint account, all joint owners should sign. When signing as attorney, trustee, administrator, executor, etc., state full title.